EXHIBIT 99.1

SoundBite Communications Reports First Quarter 2011 Financial Results

Revenues of $9.2 million; Exciting Launch of SoundBite Insight

BEDFORD, Mass., May 4, 2011 (GLOBE NEWSWIRE) -- SoundBite Communications, Inc. (Nasdaq:SDBT) today announced its financial results for the first quarter 2011. First quarter revenues, computed in accordance with U.S. generally accepted accounting principles (GAAP), were $9.2 million, a decrease of 7% compared to the same quarter in 2010. Net loss was $1.5 million for the first quarter of 2011, or a net loss per share of $0.09, versus a net loss of $1.1 million in the first quarter of 2010 or a net loss per share of $0.07. On a non-GAAP basis, after excluding non-cash stock compensation expense and amortization of intangibles, net loss per share was $0.07 in the first quarter compared to a net loss per share of $0.04 in the same quarter in 2010.

"The first quarter for us was about execution and continuing to invest in our key initiatives," stated Jim Milton, president and CEO of SoundBite Communications. "First quarter performance metrics were all in-line with guidance. As we looked forward at future revenue expectations, we determined that additional cost actions were required. The actions taken in the second quarter will align our expenses with these revenue expectations to help us meet our goal of sustainable profitability."

Milton continued, "On the initiative front, during the quarter we continued to gain traction in our global expansion efforts, our interactive mobile messaging initiative, our hosted contact center offering and our partner program. In addition, we are very excited to announce, earlier today, our new cloud-based platform, SoundBite Insight, which captures and manages stated preferences, observed behavior and consumer profile data. Clients are already running on the new platform, which interacts with SoundBite Engage, and now have access to a broader Proactive Customer Communications offering that enables more dynamic and intelligent communications with their consumers."

Recent Highlights

  Announced its re-certification as a Level 1 Service Provider compliant with the Payment Card Industry Data Security Standard (PCI DSS). This marks the third consecutive year that SoundBite has been PCI certified as a Level 1 service provider.
  Jointly announced our expanded relationship with NCO. The integrated solution will broaden its multi-channel proactive communications offering to the contact center marketplace.
  Announced that the Telecommunications Risk Management Association recognized a SoundBite executive, John Tallarico, Vice President of Product Management, by awarding him the President's Award for his role on a regulatory panel. This recognition reflects SoundBite's focus on assisting our clients as they navigate the regulatory environment.

Quarterly Results

GAAP Results

Gross margin for the first quarter of 2011 was 58.9% versus 59.3% in the first quarter of 2010.  Operating expenses were $6.9 million in the first quarter of 2011, which included $260,000 related to M&A activities.  Operating expenses as a percentage of revenues were 75.0% in the first quarter versus 70.1% in the year-earlier period.

Net loss was $1.5 million for the first quarter of 2011 versus a net loss of $1.1 million in the first quarter of 2010. Net loss per share for the first quarter of 2011 was $0.09, versus a net loss per share of $0.07 in the same quarter of 2010.

Net loss in the first quarter of 2011 included stock-based compensation expense of $309,000 and amortization of intangible assets of $9,000 associated with the Company's acquisition of Mobile Collect. Net loss in the first quarter of 2010 included stock-based compensation expense of $329,000 and amortization of intangibles of $23,000 associated with the Company's acquisition of Mobile Collect (see the attached table for a breakdown of stock-based compensation expense by operating statement line item).

Non-GAAP Results

First quarter 2011 non-GAAP net loss per share was $0.07, compared to a non-GAAP net loss per share of $0.04 for the same period in 2010. Non-GAAP net loss computations exclude stock compensation expense and amortization associated with the Company's acquisition of Mobile Collect. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.

Free cash flow for the first quarter was a negative $260,000. Free cash flow is calculated as cash flow from operating activities, less payments of contingent purchase price related to our Mobile Collect acquisition, and purchases of property and equipment.

Second Quarter Guidance

Based on information available as of May 4, 2011, SoundBite is issuing guidance for the second quarter 2011 as follows:

For the second quarter of 2011, SoundBite currently projects revenues in the range of $9.0 million to $9.5 million and gross margin in the range of 58% to 59%. Operating expenses are expected to be approximately $6.7 million,which includes costs related to restructuring of approximately $125,000. The projection for GAAP operating loss is in the range of $1.5 million to $1.1 million, and on a per share basis is a net loss of $0.09 to $0.07 for the second quarter of 2011.

The non-GAAP operating projections are for an operating loss of $1.0 million to $600,000, or a non-GAAP net loss per share of $0.06 to $0.04. Non-GAAP per share estimates exclude the effects of estimated stock-based compensation expense of approximately $300,000, a one-time charge of $125,000 related to severance expense, and amortization of intangibles of $10,000 associated with the Company's acquisition of Mobile Collect and assumes a basic weighted share count of approximately 16.4 million shares for the second quarter of 2011. SoundBite expects capital expenditures to be approximately $300,000 and depreciation expense to be approximately $350,000.

Webcast and Teleconference Information

The Company will host a conference call today at 5:00 p.m. ET to discuss its financial results.  A live and archived webcast of the event will be available at http://ir.soundbite.com/events.cfm. A live dial-in is available domestically at 888-350-0137 and internationally at +1 970 315 0478. A replay of the call will be available two hours after the live call until 11:59 p.m. ET on May 8, 2011 and can be accessed by dialing 800-642-1687 for domestic callers and +1 706 645 9291 for international callers and entering passcode 63358635.

Non-GAAP Measures

To supplement its statements of operations information presented in accordance with GAAP, SoundBite uses non-GAAP measures for net income or loss per share and free cash flow. In order for investors to be better able to compare its current results with those of previous periods, SoundBite has shown a reconciliation of GAAP to non-GAAP financial measures. The net income or loss per share reconciliation adjusts the GAAP net income or loss per share to exclude stock compensation expense, amortization, impairment of goodwill, and severance expense. The free cash flow reconciliation adjusts the GAAP cash flow from operating activities to include proceeds from the sale of equipment and exclude contingent purchase price related to our Mobile Collect acquisition, investments in capitalized software and purchases of property and equipment.  SoundBite believes the presentation of these non-GAAP financial measure enhance investors' overall understanding of SoundBite's historical financial performance. The presentation of non-GAAP net income or loss per share and free cash flow is not meant to be considered in isolation or as a substitute for SoundBite's financial results prepared in accordance with GAAP and SoundBite's non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About SoundBite Communications

SoundBite Communications is a leading provider of cloud-based, multi-channel proactive customer communications solutions designed to transform the way organizations communicate throughout the customer lifecycle to build trusted, lifelong and profitable relationships. Clients can leverage SoundBite's proactive customer communications offering and expertise in designing, executing and optimizing communications strategies to engage in relevant customer interactions that deliver long-term business value. Visit SoundBite.com for more information.

The SoundBite Communications, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4393

Forward-Looking Statement

This is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release, including statements made under "Second Quarter Guidance," are based upon SoundBite's historical performance and its current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by SoundBite, its management or any other person that the future plans, estimates or expectations contemplated by SoundBite will be achieved. These forward-looking statements represent SoundBite's expectations as of the date of this press release. Subsequent events may cause these expectations to change and SoundBite disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including: slower than anticipated development of the market for automated voice messaging services; defects in SoundBite's platform; disruptions in its service or errors in its execution; discontinued or decreased use of SoundBite's service by its clients, which are not subject to minimum purchase requirements for any reason, including market conditions and regulatory developments; and the occurrence of events adversely affecting the collection agencies industry or in-house collection departments, which account for a significant portion of SoundBite's revenues. These and other factors, including the factors set forth under the caption "Item 1A. Risk Factors" of Part I in SoundBite's most recent annual report on Form 10-K filed with the Securities and Exchange Commission, could cause SoundBite's performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

SoundBite is a registered service mark of SoundBite Communications, Inc.

(SDBT: F, G)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2011	2010
Revenues	$ 9,163	$ 9,872
Cost of revenues (1)	3,762	4,016
Gross profit	5,401	5,856
Operating expenses:
Research and development (1)	1,546	1,486
Sales and marketing (1)	3,393	3,689
General and administrative (1)	1,939	1,748
Total operating expenses	6,878	6,923
Operating loss	(1,477)	(1,067)
Other income:
Interest and other income	11	2
Net loss	$ (1,466)	$ (1,065)

Net loss per common share:
Basic & Diluted	$ (0.09)	$ (0.07)
Weighted average common shares outstanding:
Basic & Diluted	16,388,468	16,313,109

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended March 31,
	2011	2010

Cost of revenues	$ 10	$ 9
Research and development	54	31
Sales and marketing	116	130
General and administrative	129	159
	$ 309	$ 329

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$ 33,908	$ 34,157
Accounts receivable, net of allowance for doubtful accounts of $197 at
March 31, 2011 and at December 31, 2010	5,782	6,577
Prepaid expenses and other current assets	1,065	1,183
Total current assets	40,755	41,917
Property and equipment, net	2,384	2,550
Intangible assets, net	494	517
Goodwill	908	762
Other assets	180	229
Total assets	$ 44,721	$ 45,975

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 758	$ 1,067
Accrued expenses	3,413	3,297
Total current liabilities	4,171	4,364

Non-current liabilities:
Other liabilities	506	421
Total liabilities	4,677	4,785

Stockholders' equity:
Common stock, $0.001 par value — 75,000,000 shares authorized; 16,592,366 and 16,576,701 shares issued at March 31, 2011 and December 31, 2010; 16,396,981 and 16,381,316 shares outstanding at March 31, 2011 and December 31, 2010	17	17
Additional paid-in capital	69,774	69,454
Treasury stock, at cost —195,385 shares at March 31, 2011 and December 31, 2010	(132)	(132)
Accumulated other comprehensive loss	(72)	(72)
Accumulated deficit	(29,543)	(28,077)
Total stockholders' equity	40,044	41,190
Total liabilities and stockholders' equity	$ 44,721	$ 45,975

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net loss	$ (1,466)	$ (1,065)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	352	491
Amortization of intangible assets	23	23
Stock-based compensation	309	329
Change in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	795	82
Prepaid expenses and other current assets	118	311
Other assets	49	107
Accounts payable	(249)	(2)
Accrued expenses and other liabilities	218	27
Net cash provided by operating activities	149	303
Cash flows from investing activities:
Cash paid related to acquisition of business	(163)	(118)
Purchases of property and equipment	(246)	(406)
Net cash used in investing activities	(409)	(524)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	11	5
Net cash provided by financing activities	11	5
Net decrease in cash and cash equivalents	(249)	(216)
Cash and cash equivalents, beginning of period	34,157	36,322
Cash and cash equivalents, end of period	$ 33,908	$ 36,106

Supplemental disclosure of cash flows information:
Cash paid during the period for income taxes	$ 4	$ 3
Supplemental disclosures of non-cash investing activities:
Property and equipment, included in accounts payable	$ 113	$ 8
Contingent cash payment to Mobile Collect, included in accrued expenses	$ 146	$ 110

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Cash Flows from Operating Activities to Non-GAAP Free Cash Flows
( in thousands)

	Three Months Ended March 31,
	2011	2010
GAAP cash flows generated from operating activities	$ 149	$ 303
Contingent purchase price payments to Mobile Collect	(163)	(110)
Purchases of property and equipment	(246)	(406)
Non-GAAP free cash flows	$ (260)	$ (213)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and EPS
( in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2011	2010
GAAP net loss	$ (1,466)	$ (1,065)
Stock compensation expense	309	329
Amortization expense	9	23
Non-GAAP net loss	$ (1,148)	$ (713)

Non-GAAP net loss per common share:
Basic & Diluted	$ (0.07)	$ (0.04)

Weighted average common shares used in computing Non-GAAP net loss per common share:
Basic & Diluted	16,388,468	16,313,109
CONTACT: IR Contact:
         Lynn Ricci
         SoundBite Communications
         781-897-2696
         lricci@SoundBite.com

         Media Contact:
         Marie Ruzzo
         SoundBite Communications
         781-897-2632
         mruzzo@SoundBite.com